Exhibit 10.46

LEASE SUPPLEMENT

DATE:	May 28, 2003

PARTIES:	CITINATIONAL BUCKEYE BUILDING CO. (“Landlord”)

CITY NATIONAL BANK (“Tenant”)

BACKGROUND:

Landlord has heretofore leased to Tenant, the Ground Floor and floors 2, 3, 4, 5, 6, 9, 10, 11, 20 and 21 in the building commonly known as 606 South Olive Street, Los Angeles, California (the “Building”) pursuant to leases described on Exhibit “A” annexed hereto (the “Leases”).

Landlord has entered into an agreement to sell the Building to Moses Hanasab, Yehouda Hanasab and Haroon Hanasab (collectively, the “Buyer”) pursuant to a Real Property Purchase Agreement dated March 19, 2003, as supplemented by a Supplemental Agreement and Escrow Instructions dated May 14, 2003 (collectively, the “Purchase Agreement”).

One of the conditions to closing the Purchase Agreement is that the Leases be modified in certain particulars.  Landlord has requested Tenant, and Tenant, for good and valuable consideration has agreed, to modify the Leases in those particulars.

Accordingly, Landlord and Tenant hereby agree to modify the Leases as follows:

1.             The foregoing background information is hereby incorporated herein as if herein set forth verbatim.

2.             Landlord and Tenant hereby modify the Leases as follows:

A.            Tenant’s rights to cancel the Leases prior to their respective expiration dates are hereby terminated and waived, and, except as extended below, the Leases shall remain in full force and effect for their full terms as set forth on Exhibit “A”.

B.            The Lease dated as of September 30, 1996, as amended, for the ground floor portion of the Building now occupied by Tenant commonly known as Suite 100 is extended to December 31, 2011.  That Lease shall expire pursuant to its terms on December 31, 2006 with respect to floors 2, 3, 4, 6, 9, 10, 20 and 21 of the Building.

From and after January 1, 2007, the rent for the ground floor portion of the Building under the extended lease shall be $16,628.00 per month, and Tenant’s share of any increase in Property Taxes and Operating Costs under Paragraph 20 of the extended ground floor lease shall be 3.10%.

C.            The Lease dated as of August 1, 2000, as amended, for the entire fifth floor of the Building now occupied by Tenant is extended to November 10, 2009.  From and after January 1, 2007, the rent for the fifth floor of the Building occupied by Tenant shall be $19,500.00 per month, and Tenant’s share of any increase in Property Taxes and Operating Costs under Paragraph 20 of the Lease shall be 5.11%.

D.            The Lease dated as of November 1, 2002 for 9696 square feet of space on the eleventh floor of the Building now occupied by Tenant is extended to November 10, 2009.  From and after January 1, 2007, the rent for the eleventh floor of the Building occupied by Tenant shall be $16,968.00 per month, and Tenant’s share of any increase in Property Taxes and Operating Costs under Paragraph 20 of the Lease shall be 3.44%.

E.             All of the foregoing extensions shall be on the same terms and conditions of Tenant’s existing leases for the space in question, except:

(i)            Tenant shall have the right to sublease any such leased space without the consent of Buyer or its successor owners so long as the sublessee shall utilize the subleased space for a purpose generally consistent with usage in other first class downtown Los Angeles multi-story office buildings, and so long as such sublessee is not an existing tenant of the Building.  In addition, there shall be no sublease to a consulate or a tenant that will add to utility, maintenance, security or other building costs above those of a normal office tenant.  There shall be no restaurant or club on the ground floor of the Building;

(ii)           Tenant shall be entitled to maintain its roof top identification sign as long as it remains the responsible (as contrasted to occupying) party under its leases for the ground floor, fifth floor and eleventh floor space in the Building;

(iii)          The right to maintain such roof top sign shall pass to any successor subtenant of Tenant for entire of such ground floor, fifth floor and eleventh floor space; and

(iv)          Sixty (60) days prior to November 10, 2009, Tenant must either extend the maturity date of both the fifth floor and the eleventh floor leases to November 10, 2010, or extend one of the leases to November 10, 2011, in which event the other lease shall expire on November 10, 2009.  If Tenant fails to make such election, it shall be deemed to have elected to extend both the fifth floor and eleventh floor leases to November 10, 2010.  No lease extension will be provided for any other portion of the Tenant’s currently leased premises in the Property.

3.             Except as herein provided, the Leases remain unamended and in full force and effect.

CITINATIONAL BUCKEYE BUILDING CO.,
a California limited partnership

By:	Citinational Bancorporation one of its general partners

	By:	/s/ Frank Pekny
Frank Pekny

By:	Olive-Sixth Buckeye Co. one of its general partners

	By:	/s/ Bram Goldsmith
Bram Goldsmith

CITY NATIONAL BANK

By:	/s/ Frank Pekny
Its:	VC & CFO

EXHIBIT “A”

SPACE LEASED	DATE OF LEASE (and any prior amendments)	TERM EXPIRES

Ground, 2nd, 3rd, 4th, 6th, 9th, 10th, 20th and 21st floors	9/30/96, amended 5/1/98, 11/13/98 and 11/1/02	December 31, 2006

5th floor	8/1/2000, amended 11/1/02	December 31, 2006

Part of 11th floor	11/1/02	December 31, 2006